UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2011

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The board of directors of Healthcare Trust of America, Inc. ("HTA") previously adopted a distribution reinvestment plan (the "DRIP") pursuant to which existing holders of shares of our common stock may purchase additional shares by automatically reinvesting all of their cash distributions in shares of common stock. On August 1, 2011, our board of directors adopted the Amended and Restated Distribution Reinvestment Plan (the "Amended DRIP"), to be effective 10 days following the date we provide notice to DRIP participants.

The DRIP currently provides that the purchase price for shares under the DRIP will initially be offered at $9.50 per share for up to 12 months subsequent to the close of our last public offering of shares prior to the potential listing of the shares on a national securities exchange (a "Listing"). Certain rules and regulations promulgated by the Financial Industry Regulatory Authority, Inc. ("FINRA") require that we or a third party firm establish a per share estimated valuation not based on the price to acquire our shares in a public offering not later than 18 months after the conclusion of a public offering.

Our board has determined that it is in the best interests of the company and its stockholders to ensure that we have adequate time to undertake procedures necessary to calculate an estimated value per share as required by FINRA. Accordingly, the Amended DRIP provides that the purchase price for shares under the DRIP will initially be offered at $9.50 per share for up to 18 months subsequent to the close of our last public offering of shares prior to the potential listing of the shares on a national securities exchange (a "Listing"). We stopped offering shares in our follow-on offering on February 28, 2011 and therefore we currently anticipate that we will establish a per share valuation for our shares by August 28, 2012. After we publish such valuation, participants in the DRIP may acquire shares at 95% of the per share valuation determined by the company or another firm chosen for that purpose until a Listing. From and after the date of a Listing, participants may acquire shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded.

Our board of directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of DRIP participants or other stockholders, provided that written notice of any material amendment is sent to DRIP participants at least 10 days prior to the effective date of that amendment and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. The board also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the board, jeopardize the status of the company as a real estate investment trust under the Internal Revenue Code.

Stockholders who are already enrolled in the Company’s distribution reinvestment program are not required to take any further action to enroll in the Amended DRIP.

The foregoing summary of the material terms of the Amended DRIP is qualified in its entirety by the terms of the Amended DRIP attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference. The notice to be provided to DRIP participants is attached as Exhibit 99.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 1, 2011, the board of directors of HTA authorized distributions for the months of August, September and October 2011. These distributions will be calculated based on stockholders of record each day during each such month at a rate of $0.00198630 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 7.25% annualized rate based on a share price of $10.00. These distributions will be paid in September, October and November 2011, respectively, in cash or reinvested in stock for those participating in the DRIP.

The amount of distributions HTA pays to its stockholders is determined by HTA’s board of directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a REIT under the Internal Revenue Code, as well as any liquidity alternative HTA may pursue in the future. HTA’s board of directors may reduce its distribution rate and HTA cannot guarantee the amount of distributions paid in the future, if any.

On August 1, 2011, we issued a press release announcing that our board of directors had authorized distributions for the months of August, September and October 2011. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Amended and Restated Distribution Reinvestment Plan
99.1 Notice to DRIP Participants
99.2 Press Release dated August 1, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

August 1, 2011	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Distribution Reinvestment Plan
99.1	Notice to DRIP Participants
99.2	Press Release dated August 1, 2011